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                                                                    EXHIBIT 11.1


                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

                         STATEMENT OF COMPUTATION OF NET
                          INVESTMENT INCOME PER LIMITED
                                PARTNERSHIP UNIT



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
                                                                For the Year Ended December 31,
                                                            ------------------------------------------
                                                               1997            1996             1995
                                                            ----------      ----------      ----------

Net Investment Income                                       $  831,359      $  772,453      $1,725,971

Percentage Allocable to Limited Partners                            99%             99%             99%
                                                            ----------      ----------      ----------

Net Investment Income
    Allocable to Limited Partners                           $  823,045      $  764,728      $1,708,711
                                                            ==========      ==========      ==========

Weighted Average Number of Limited
    Partnership Units Outstanding                            1,095,362       1,186,294       1,285,717
                                                            ==========      ==========      ==========

Net Investment Income
    Per Limited Partnership Unit                            $      .75      $      .64      $     1.33
                                                            ==========      ==========      ==========
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